Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Private and Confidential

SkyPeople Fruit Juice, Inc.
16/F, National Development Bank Tower
No. 2, Gaoxin 1st Road
Xi’an, Shaanxi Province 710075
People’s Republic of China

Our ref: 074238/SH1209/2306

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement (Pre-Effective Amendment No. 4 to Form S-1 (File No. 333-166194)) of our report dated March 31, 2010 relating to the consolidated financial statements of SkyPeople Fruit Juice, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Limited BDO Limited
Certified Public Accountants

Hong Kong, June 23, 2010